UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Item 8.01 – Other Events.

On April 27, 2006, the Federal Home Loan Bank of Cincinnati repurchased $378.7 million of mandatorily redeemable capital stock, classified as a liability on the FHLBank’s Statement of Condition in accordance with SFAS 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This amount of mandatorily redeemable stock represents excess stock held by nonmember financial institutions, and does not support outstanding Mission Asset Activity. This repurchase was authorized by the Board of Directors on April 20, 2006.

In deciding on this action, management and the Board considered the FHLBank’s liquidity position and regulatory capital-to-assets ratio, both currently and after the repurchase. Also taken into consideration were the objectives and application of the FHLBank’s Capital Plan, the ability to continue growing regulatory capital through stock dividends, the ability to continue paying competitive dividends, potential rating agency concerns, the expected growth of Mission Asset Activity, and the FHLBank’s market risk exposure. The Board concluded that the immediate repurchase of the SFAS 150 excess capital stock would not have a material impact on the FHLBank’s ability to manage its liquidity at adequate levels, under both normal and stressful business conditions, or to maintain an adequate capital-to-assets ratio. Concurrent with the decrease in regulatory capital from this repurchase, the FHLBank reduced its liquidity investment position to maintain the regulatory capital-to-assets ratio in a range consistent with the recent average regulatory ratio, while at the same time preserving a continued adequate base of liquidity to support its Mission Asset Activity and meet financial obligations as they come due.

Management and the Board also considered the fact that, because this nonmember excess stock is not available to capitalize Mission Asset Activity, it carries less flexibility than member capital stock and is able to capitalize only liquidity investments and mortgage-backed securities. The FHLBank currently expects the repurchased stock will be replaced over time with capital stock dividends and/or member purchases of stock to capitalize Mission Asset Activity.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

April 28, 2006	By:	Sandra E. Bell

Name: Sandra E. Bell
Title: Executive Vice President and Chief Financial Officer